UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: December 23, 2016

(Date of earliest event reported)

ENTEROMEDICS INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-33818

Delaware	48-1293684
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2800 Patton Road, St. Paul, Minnesota 55113

(Address of principal executive offices, including zip code)

(651) 634-3003

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Reverse Split

On December 23, 2016, EnteroMedics Inc. (the “Company”) issued a press release announcing that the Company’s Board of Directors had approved a one (1) for seventy (70) reverse split of the Company’s outstanding common stock, $0.01 par value per share (the “Reverse Stock Split”). The Company expects that the Reverse Stock Split will be effective for trading purposes upon the commencement of trading on December 28, 2016, at which point the Company’s common stock will begin trading on a split adjusted basis on the NASDAQ Capital Market. Additionally, as part of the Reverse Stock Split, proportional adjustments will be made to the Company’s outstanding stock options and warrants. The Reverse Stock Split was approved by the Company’s stockholders at a special meeting of stockholders held on December 12, 2016.

The Reverse Stock Split will not affect the number of shares of common stock or preferred stock authorized by the Company’s certificate of incorporation, or the par value of the Company’s stock. The Company will not issue any fractional shares as a result of the Reverse Stock Split. Instead, fractional shares of common stock will be rounded up to the nearest whole share and any fractional shares issuable pursuant to stock options or warrants will be rounded down to the nearest whole share. After the effectiveness of the Reverse Stock Split, the stockholders will receive information from Wells Fargo Shareowner Services, the Company’s transfer agent, regarding the process for exchanging their shares.

The Reverse Stock Split is being effected as part of the Company’s plan to regain compliance with the $1.00 minimum bid price continued listing requirement of the NASDAQ Capital Market. As previously disclosed, the Company received a letter from the NASDAQ Listing Qualifications Staff in May 2016 indicating that the bid price of the Company’s common stock for the last 30 consecutive trading days had closed below the minimum of $1.00 per share required for continued listing. Additionally, on November 9, 2016, the Company received a notice of delisting related to its failure to comply with the Minimum Bid rule. The Company has appealed to Nasdaq for a hearing before a Listing Qualification Panel prior to being delisted, which is currently scheduled for January 12, 2017.

A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Retirement of Senior Amortizing Convertible Notes

On December 23, 2016, the Company announced that all $18.75 million of its Senior Amortizing Convertible Notes (the “Notes”) will be converted as of Tuesday, December 27, 2016 into shares of common stock or amortized through issuances of stock and so will no longer be outstanding as of that date. The Notes were issued to four institutional investors pursuant to a securities purchase agreement dated as of November 4, 2015. Under the terms of the securities purchase agreement, the Company issued $1.5 million of the Notes at the initial closing, with the balance issued in two tranches of $11.0 million and $6.25 million. In connection with the issuance of the Notes, the Company issued warrants to each holder, which remain outstanding. The Company used the net proceeds from this offering to continue its commercialization efforts for vBloc® Neurometabolic Therapy, clinical and product development activities, and for other working capital and general corporate purposes.

A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated December 23, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEROMEDICS INC.

By:	/s/ Scott P. Youngstrom
Scott P. Youngstrom
Chief Financial Officer and Chief Operating Officer

Date: December 23, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated December 23, 2016.